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                                                                     EXHIBIT 4.3
                                                                  EXECUTION COPY






                                U.S. $340,000,000

                        5-YEAR REVOLVING CREDIT AGREEMENT

                          Dated as of December 17, 1997

                                      Among

                        CORN PRODUCTS INTERNATIONAL, INC.

                                  as Borrower,

                            THE LENDERS NAMED HEREIN

                                   as Lenders,

                                 CITIBANK, N.A.

                            as Administrative Agent,

                            CITICORP SECURITIES, INC.

                                  as Arranger,

                       THE FIRST NATIONAL BANK OF CHICAGO

                             as Documentation Agent


                            THE CHASE MANHATTAN BANK

                                   as Co-Agent

                                       and

                             CPC INTERNATIONAL INC.

                              as Interim Guarantor,





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                                TABLE OF CONTENTS
                                                                           Page

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  Certain Defined Terms ......................................    1
SECTION 1.02.  Computation of Time Periods ................................   19
SECTION 1.03.  Accounting Terms ...........................................   19

                                  ARTICLE II

                      AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01.  The A Advances .............................................   19
SECTION 2.02.  Making the A Advances ......................................   20
SECTION 2.03.  The B Advances .............................................   21
SECTION 2.04.  Fees .......................................................   26
SECTION 2.05.  Termination or Reduction of the Commitments ................   26
SECTION 2.06.  Repayment of A Advances ....................................   26
SECTION 2.07.  Interest on A Advances .....................................   26
SECTION 2.08.  Interest Rate Determination ................................   27
SECTION 2.09.  Optional Conversion of A Advances ..........................   29
SECTION 2.10.  Prepayments of A Advances ..................................   29
SECTION 2.11.  Increased Costs and Increased Capital ......................   30
SECTION 2.13.  Payments and Computations ..................................   32
SECTION 2.14.  Taxes ......................................................   34
SECTION 2.15.  Sharing of Payments, Etc ...................................   36
SECTION 2.16.  Use of Proceeds ............................................   37
SECTION 2.17.  Extension of Termination Date ..............................   37
SECTION 2.18.  Increase in the Aggregate Commitments ......................   40

                                 ARTICLE III

                            CONDITIONS OF LENDING

SECTION 3.01.  Conditions Precedent to Initial Advances ...................   42
SECTION 3.02.  Conditions Precedent to Each A Borrowing ...................   43
SECTION 3.03.  Conditions Precedent to Each B Borrowing ...................   44
SECTION 3.04.  Conditions Precedent to Release of Interim Guaranty ........   45



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                                       ii

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower ..............   45
SECTION 4.02. Representations and Warranties of the Interim Guarantor .....   47

                                  ARTICLE V

                                  COVENANTS

SECTION 5.01.  Affirmative Covenants ......................................   50
SECTION 5.02.  Negative Covenants .........................................   54

                                  ARTICLE VI

                              EVENTS OF DEFAULT

SECTION 6.01.  Events of Default ..........................................   56

                                 ARTICLE VII

                                  THE AGENTS

SECTION 7.01.  Authorization and Action ...................................   59
SECTION 7.02.  Administrative Agent's Reliance, Etc .......................   60
SECTION 7.03.  Citibank, First Chicago, Chase Manhattan and Affiliates ....   60
SECTION 7.04.  Lender Credit Decision .....................................   61
SECTION 7.05.  Indemnification ............................................   61
SECTION 7.06.  Successor Administrative Agent .............................   62
SECTION 7.07.  Documentation Agent, Co-Agent and Arranger .................   62

                                 ARTICLE VIII

                                MISCELLANEOUS

SECTION 8.01.  Amendments, Etc ............................................   62
SECTION 8.02.  Notices, Etc ...............................................   63
SECTION 8.03.  No Waiver; Remedies ........................................   63
SECTION 8.04.  Costs and Expenses ..........................................  64

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                                       iii


SECTION 8.05.  Right of Set-off ...........................................   65
SECTION 8.06.  Binding Effect .............................................   66
SECTION 8.07.  Assignments, Designations and Participations ...............   66
SECTION 8.08.  Acknowledgements ...........................................   70
SECTION 8.09.  Consent to Jurisdiction ....................................   70
SECTION 8.10.  GOVERNING LAW ..............................................   71
SECTION 8.11.  Execution in Counterparts ..................................   71
SECTION 8.12.  Waiver of Jury Trial .......................................   71
SECTION 8.13.  Certain Actions ............................................   72

                                  ARTICLE IX

                               INTERIM GUARANTY

SECTION 9.01.  Interim Guaranty ...........................................   72


Schedule I            List of Applicable Lending Offices
Schedule 5.02(a)      Existing Liens

Exhibit A-1           Form of A Note
Exhibit A-2           Form of B Note
Exhibit B-1           Form of Notice of A Borrowing
Exhibit B-2           Form of Notice of B Borrowing
Exhibit C             Form of Assignment and Acceptance
Exhibit D             Form of Designation Agreement
Exhibit E             Form of Confidentiality Agreement
Exhibit F-1           Form of Opinion of In-House Counsel for the
                           Borrower
Exhibit F-2           Form of Opinion of New York Counsel for
                           the Borrower
Exhibit F-3           Form of Opinion of In-House Counsel for the
                           Interim Guarantor
Exhibit G             Form of Opinion of Special New York
                           Counsel to the Administrative Agent






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                           REVOLVING CREDIT AGREEMENT

                  REVOLVING CREDIT AGREEMENT dated as of December 17, 1997 (this "Agreement") among CORN PRODUCTS INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), the banks (the "Banks") listed on the signature pages hereof, CITIBANK, N.A. ("Citibank"), as administrative agent (the "Administrative Agent"), CITICORP SECURITIES, INC., as arranger (the "Arranger"), THE FIRST NATIONAL BANK OF CHICAGO ("First Chicago"), as documentation agent (the "Documentation Agent"), The Chase Manhattan Bank ("Chase Manhattan"), as co-agent ("Co-Agent") for the Lenders hereunder and CPC INTERNATIONAL INC., a Delaware corporation (the "Interim Guarantor").

PRELIMINARY STATEMENTS:

                  1. The Borrower was formed in March 1997 for the purpose of effecting the Distribution (as defined in the Form 10 defined below) and assuming the operations of the corn refining business of the Interim Guarantor as more fully described in the Form 10.

                  2. The Borrower has requested, and the Lenders have agreed, to enter into this Agreement to provide financing to the Borrower for general corporate purposes.

                  3. The Interim Guarantor has agreed to enter into this Agreement and to guaranty the Borrower's Obligations (as defined below) until the Interim Guaranty Release Date only on the terms and subject to the conditions and limitations set forth in Section 9.01 below.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "A Advance" means an advance by a Lender to the Borrower as part of an A Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of A Advance.

                  "A Borrowing" means a borrowing consisting of simultaneous A Advances of the same Type made by each of the Lenders pursuant to
         Section 2.01.



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                                        2



                  "A Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the A Advances made by such Lender.

                  "Advance" means an A Advance or a B Advance.

                  "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

                  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

                  "Anniversary Date" means December 17, 1998 and December 17 in each succeeding calendar year occurring during the term of this Agreement.

                  "Applicable Facility Fee" means, for each day, the rate of interest per annum (expressed in basis points, i.e., 1/100 of 1%) set forth below opposite the Applicable Performance Level in effect on the immediately preceding last day of May, August, November or February, as the case may be.


               APPLICABLE PERFORMANCE      APPLICABLE FACILITY
                        LEVEL                      FEE

                          1                        6.50
                          2                        7.00
                          3                        8.00
                          4                       10.00
                          5                       12.50
                          6                       17.50



                  "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a B Advance,

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                                       3

         the office of such Lender notified by such Lender to the Administrative Agent as its Applicable Lending Office with respect to such B Advance.

                  "Applicable Margin" means, at any time, the rate of interest per annum (expressed in basis points, i.e., 1/100 of 1%) set forth below opposite the Applicable Performance Level in effect on the first day of the Interest Period therefor, in the case of a Eurodollar Rate Advance or in effect, from time to time, in the case of a Base Rate Advance.




         APPLICABLE
        PERFORMANCE                 APPLICABLE MARGIN
           LEVEL
                                                  Eurodollar
                               Base Rate             Rate
             1                    0.00              13.50
             2                    0.00              15.00
             3                    0.00              17.00
             4                    0.00              20.00
             5                    0.00              25.00
             6                    0.00              30.00


                  "Applicable Performance Level" shall mean the applicable level for adjusting the Applicable Facility Fee and Applicable Margin before and after the Public Debt Rating Date as follows:





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                                        4


 APPLICABLE            PRIOR TO                          PUBLIC DEBT RATING
PERFORMANCE           PUBLIC DEBT                          FROM AND AFTER
  LEVEL               RATING DATE                     PUBLIC DEBT RATING DATE
-----------------------------------------------------------------------------

    1          Interest Coverage Ratio greater    Higher than or equal to A from
               than or equal to 8.0 and Debt to   S&P or higher than or equal
               Capitalization Ratio less than or to A2 from Moody's equal to 30.0%


    2          Interest Coverage Ratio greater    Higher than or equal to A-
               than or equal to 6.9 but less      (but lower than A) from S&P or
               than 8.0 and Debt to               higher than or equal to A3
               Capitalization Ratio greater than  (but lower than A2) from
               30.0% but less than or equal to    Moody's
               33.0%


    3          Interest Coverage Ratio greater    Higher than or equal to BBB+
               than or equal to 6.0 but less      (but lower than A-) from S&P
               than 6.9 and Debt to               or higher than or equal to
               Capitalization Ratio greater than  Baa1 (but lower than A3) from
               33.0% but less than or equal to    Moody's
               36.0%


    4          Interest Coverage Ratio greater    Higher than or equal to BBB
               than or equal to 5.0 but less      (but lower than BBB+) from S&P
               than 6.0 and Debt to               or higher than or equal to
               Capitalization Ratio greater than  Baa2 (but lower than Baa1)
               36.0% but less than or equal to    from Moody's
               39.0%


    5          Interest Coverage Ratio greater    Higher than or equal to BBB-
               than or equal to 4.4 but less      (but lower than BBB) from S&P
               than 5.0 and Debt to               or higher than or equal to
               Capitalization Ratio greater than  Baa3 (but lower than Baa2)
               39.0% but less than or equal to    from Moody's
               41.0%


    6          Interest Coverage Ratio less       Lower than BBB- from S&P and
               than  4.4 and Debt to              lower than Baa3 from Moody's,
               Capitalization Ratio greater       or Unrated
               than 41.0%



         provided that (A) the Applicable Facility Fee and Applicable Margin shall be set in accordance with Applicable Performance Level 4 until the earlier of the delivery of financial statements for the fiscal quarter ended June 30, 1998 pursuant to Section 5.01(d)(i)(B) or the Public Debt Rating Date, (B) prior to the

         Public Debt Rating Date, no change in the Applicable
         Facility Fee or the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives financial statements pursuant to Section 5.01(d)(i)(B) or (ii)(B) and a certificate of an Authorized Financial Officer of the Borrower demonstrating the Borrower's Debt to Capitalization Ratio and Interest Coverage Ratio and (C) if the Borrower has not submitted to the Administrative Agent the information described in clause (B) of this proviso as and when required under Section 5.01(d)(i)(B) or (ii)(B), as the case may be, the Applicable Facility Fee and Applicable Margin shall be at Applicable Performance Level 6 for so long as such information has not been received by the Administrative Agent. Solely with respect to the Applicable Performance Level determined by reference to the Public Debt Rating, if at any time the ratings from Moody's and S&P are in Applicable Performance Levels which are more than one Applicable Performance Level apart, the Applicable Performance Level shall be that level which is determined by the average of the two ratings (and if the average of such ratings falls between two Applicable Performance Levels, the higher of such two Applicable Performance Levels will apply). Moreover, for purposes of this definition if following the Public Debt Rating Date either S&P or Moody's (or any Substitute Rating Agency) ceases to have in effect a Public Debt Rating, the Applicable Margin and the Applicable Facility Fee will be determined by reference to Applicable Performance Level 6.

         "Arranger" has the meaning specified in the recital of parties to this Agreement.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender (other than a Designated Bidder) and an Eligible Assignee, acknowledged and consented to by the Borrower and accepted by the Administrative Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C hereto.

         "Assuming Lender" has the meaning specified in Section 2.17(c).

         "Assumption Agreement" has the meaning specified in Section 2.17(c).

         "Authorized Financial Officer" means any one of the Vice President and Treasurer of the Borrower or any other duly authorized corporate officer of the Borrower who is responsible for and familiar with the financial affairs of the Borrower.

         "B Advance" means an advance by a Lender to the Borrower as part of a B Borrowing resulting from the auction bidding procedure described in Section 2.03.

         "B Borrowing" means a borrowing consisting of simultaneous B Advances from each of the Lenders whose offer to make one or more B Advances as part of such

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                                        6

borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 2.03.

         "B Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a B Advance made by such Lender.

         "B Reduction" has the meaning specified in Section 2.01.

         "Bank" has the meaning specified in the recital of parties to this Agreement.

         "Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

                  (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

                  (b) the sum (adjusted to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

                  (c) 1/2 of one percent per annum above the Federal Funds Rate.

         "Base Rate Advance" means an A Advance which bears interest at a rate per annum determined on the basis of the Base Rate, as provided in Section 2.07(a)(i).

         "Borrowed Debt" means all indebtedness for borrowed money and obligations evidenced by bonds, debentures, notes or other similar instruments.

         "Borrower's Obligations" has the meaning specified in Section 9.01(a).

         "Borrowing" means an A Borrowing or a B Borrowing.

         "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

         "Co-Agent" has the meaning specified in the recital of parties to this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "Commitment" has the meaning specified in Section 2.01.

         "Commitment Date" has the meaning specified in Section 2.18(b).

         "Commitment Increase" has the meaning specified in Section 2.18(a).

         "Consenting Lender" has the meaning specified in Section 2.17(b).

         "Consolidated" refers to the consolidation of the accounts of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles, including principles of consolidation, consistent with those applied in the preparation of the Consolidated financial statements referred to in
Section 4.01(e).

         "Convert", "Conversion" and "Converted" each refers to a conversion of A Advances of one Type into A Advances of the other Type pursuant to
Section 2.08 or 2.09.

         "Corn Refining Business" has the meaning specified in the Form 10.


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                                        8

         "Debt" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, (vi) liabilities of the Borrower or any ERISA Affiliate in respect of any Insufficiency, (vii) withdrawal liability within the meaning of Section 4201 of ERISA incurred by the Borrower or any ERISA Affiliate to any Multiemployer Plan,
(viii) liabilities incurred by the Borrower or any ERISA Affiliate to the PBGC upon the termination under Section 4041 or Section 4042 of ERISA of any Plan and
(ix) any increase in the amount of contributions required to be made by the Borrower and its ERISA Affiliates in each fiscal year of the Borrower to Multiemployer Plans over the amount of such contributions required to be made on the date hereof due to the reorganization or termination of any such Multiemployer Plan within the meaning of Title IV of ERISA.

         "Debt to Capitalization Ratio" means, at any time, the amount of Consolidated Borrowed Debt of the Borrower expressed as a percentage of the sum of Consolidated Borrowed Debt of the Borrower plus minority stockholders' equity interests, deferred taxes on income and total stockholders' equity, in each case, as determined in accordance with GAAP by reference to the Consolidated balance sheets of the Borrower required to be delivered pursuant to Section 5.01(d)(i)(B) or (ii)(B).

         "Designated Bidder" means (a) an Affiliate of a Lender or (b) a special purpose corporation that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business that issues (or the parent of which issues) commercial paper rated at least "Prime-1" by Moody's or "A-1" by S&P or a comparable rating from the successor of either of them, that, in either case, (x) is organized under the laws of the United States or any State thereof, (y) shall have become a party hereto pursuant to Section 8.07(e),
(f) and (g), and (z) is not otherwise a Lender. Notwithstanding the foregoing, other than in the case of an Affiliate of a Lender, each Designated Bidder shall be subject to the prior written consent of the Borrower and the Administrative Agent, such consent not to be unreasonably withheld or delayed.

         "Designation Agreement" means a designation agreement entered into by a Lender (other than a Designated Bidder) and a Designated Bidder, and accepted by the Administrative Agent, in substantially the form of Exhibit D hereto.



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                                        9


         "Distribution Agreement" means that certain Distribution Agreement dated as of December 1, 1997 between the Interim Guarantor and the Borrower relating to the Spin-off.

         "Documentation Agent" has the meaning specified in the recital of parties to this Agreement.

         "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on
Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

         "EBITDA" means, for any period, an amount equal to Consolidated net income (or net loss) of the Borrower plus the sum of (a) interest expense (b) income tax expense, (c) depreciation expense and (d) amortization expense, in each case determined in accordance with GAAP by reference to the Consolidated balance sheets of the Borrower required to be delivered pursuant to Section 5.01(d)(i)(B) or (ii)(B).

         "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any State thereof, having total assets of not less than $5,000,000,000; (ii) a commercial bank having total assets of not less than $5,000,000,000 (or its equivalent in another currency), and organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD") or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the United States; (iii) the central bank of any country which is a member of the OECD;
(iv) such other financial institutions as the Administrative Agent and the Borrower may agree on from time to time; and (v) an Affiliate of a Lender.

         "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to the environment, health, safety or Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Borrower's or, prior to the Interim Guaranty Release Date, the Interim

Guarantor's, controlled group or under common control with such Person, as the case may be, within the meaning of Section 414 of the Internal Revenue Code.

         "ERISA Default" means

                  (a)      that either

                           (i) any Termination Event with respect to a Plan shall have occurred and be continuing, or

                           (ii) either the Borrower or any of its ERISA
                  Affiliates or, prior to the Interim Guaranty Release Date, the Interim Guarantor or any of its ERISA Affiliates, shall have been notified by the sponsor of a Multiemployer Plan that such Person or such ERISA Affiliate, as the case may be, has incurred Withdrawal Liability to such Multiemployer Plan or that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and

                  (b) that at the time of such occurrence or notice the sum of

                           (i) the Insufficiency of such Plan for which a
                  Termination Event has occurred together with the Insufficiency of any and all other Plans with respect to which a Termination Event shall have occurred and then exist (or, in the case of a Plan with respect to which a Termination Event described in clause (ii) of the definition of Termination Event shall have occurred and then exist, the liability related thereto), plus

                           (ii) the Withdrawal Liability to such Multiemployer
                  Plan, determined as of the notification date referred to in clause (a)(ii) above, together with the aggregate amount then outstanding and required to be paid to all other Multiemployer Plans for which there is then a Withdrawal Liability, plus

                           (iii) the excess of (A) aggregate annual
                  contributions of the Borrower and its ERISA Affiliates, or prior to the Interim Guaranty Release Date, the Interim Guarantor and its ERISA Affiliates, to all Multiemployer Plans for the plan years in which such notice of reorganization has been received over (B) the aggregate annual contributions of such Person and its ERISA Affiliates to such Multiemployer Plans for the plan year which includes the date hereof, shall equal or exceed $5,000,000.

         "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

         "Eurodollar Rate" means, for the Interest Period for each Eurodollar Rate Advance comprising part of the same A Borrowing or the same B Borrowing, as the case may be, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such Borrowing (or in the case of a B Borrowing, equal to $10,000,000) and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. The Eurodollar Rate for the Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

         "Eurodollar Rate Advance" means an A Advance which bears interest at a rate per annum determined on the basis of the Eurodollar Rate, as provided in
Section 2.07(a)(ii), or a B Advance which bears interest at a rate per annum determined on the basis of the Eurodollar Rate, as provided in Section 2.03(a).

         "Eurodollar Rate Reserve Percentage" of any Lender for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

         "Events of Default" has the meaning specified in Section 6.01.

         "Extension Date" has the meaning specified in Section 2.17(b).

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Fixed Rate" means, for the period for each Fixed Rate Advance comprising part of the same B Borrowing, the fixed interest rate per annum determined for such Advance, as provided in Section 2.03.

         "Fixed Rate Advance" means a B Advance which bears interest at a fixed rate per annum determined as provided in Section 2.03(a).

         "Form 10" means the Registration Statement on Form 10 first filed by the Borrower with the Securities and Exchange Commission on September 19, 1997, in the form declared effective on December 4, 1997.

         "Hazardous Materials" means petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, radon gas and any other chemicals, materials or substances designated, classified or regulated as being "hazardous" or "toxic," or words of similar import, under any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance.

         "Increase Date" has the meaning specified in Section 2.18(a).

         "Increasing Lender" has the meaning specified in Section 2.18(b).

         "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

         "Interest Coverage Ratio" means for any Measurement Period, the ratio of Consolidated EBITDA of the Borrower and its Subsidiaries during such Measurement Period to interest payable on, and amortization of debt discount in respect of, all Debt during such Measurement Period by the Borrower and its Subsidiaries.

         "Interest Period" means, (a) for each Eurodollar Rate Advance comprising part of the same A Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below, and (b) for each B Advance which is a Eurodollar Rate Advance, the period commencing on the date of such B Advance and ending on the maturity date for repayment of such B Advance as determined pursuant to Section 2.03(a). The duration of each such Interest Period referred to in subsection (a) above shall be one, two, three or six months, and if available to all Lenders, nine or twelve months, in each case as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                  (w) the duration of any Interest Period which commences before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date (subject to Section 8.04(b));

                  (x) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same A Borrowing shall be of the same duration;

                  (y) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (z) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "Interim Guarantor" has the meaning specified in the recital of parties to this Agreement.

                  "Interim Guaranty Release Date" has the meaning specified in
         Section 3.04.

                  "Lenders" means the Banks, each Assuming Lender that shall become a party hereto pursuant to Section 2.17 or 2.18 and each Eligible Assignee that shall become a party hereto pursuant to Section
         8.07 and, except when used in reference to an A Advance, an A Borrowing, an A Note, a Commitment or a term related to any of the foregoing, each Designated Bidder.

                  "Lien" shall have the meaning specified in Section 4.01(l).

                  "Loan Documents" means this Agreement and the Notes.

                  "Majority Lenders" means at any time Lenders having at least 51% of the outstanding A Advances at such time, or, if no such principal amount is then outstanding, Lenders having at least 51% of the Commitments; provided, that if at any time the Commitments have been terminated pursuant to Section 6.01 and no A Advances are then outstanding, "Majority Lenders" will mean Lenders having at least 51% of outstanding B Advances.

                  "Margin Stock" has the meaning given that term in Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Material Adverse Effect" means a material adverse effect on
         (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries, or prior to the Interim Guaranty Release Date, the Interim Guarantor and its Subsidiaries, in each case taken as a whole,
         (b) the rights and remedies of the Administrative Agent or any Lender under this Agreement or any Note or (c) the ability of the Borrower or, prior to the

         Interim Guaranty Release Date, the Interim Guarantor, to perform its obligations under this Agreement or, in the case of the Borrower, under any Note.

                  "Measurement Period" means, as of any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower ending on or immediately prior to such date.

                  "Moody's" means Moody's Investor Services, Inc.

                  "Multiemployer Plan" means a "multiemployer plan", as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any of its ERISA Affiliates, or prior to the Interim Guaranty Release Date, the Interim Guarantor or any of its ERISA Affiliates, is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any of its ERISA Affiliates or, prior to the Interim Guaranty Release Date, the Interim Guarantor or any of its ERISA Affiliates, and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under
         Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Non-Consenting Lender" has the meaning specified in Section 2.17(b).

                  "Note" means an A Note or a B Note.

                  "Notice of A Borrowing" has the meaning specified in Section 2.02(a).

                  "Notice of B Borrowing" has the meaning specified in Section 2.03(a).

                  "Obligation" means, with respect to any Person, any obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such obligation is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(e). Without limiting the generality of the foregoing, the Obligations of the Borrower under the Loan Documents include (a) all principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and any other amounts payable by the Borrower under any Loan Document and (b) any amount in respect of any of the foregoing payable by the Borrower under or in respect of any Loan Document, that any Lender, in its sole discretion and upon five Business Days' notice to the Borrower may elect to pay or advance on behalf the Borrower.

                  "Other Taxes" has the meaning specified in Section 2.14(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "Plan" means a Single Employer Plan or a Multiple Employer
         Plan.

                  "Public Debt Rating" means, as of any date, the better of (a) the lowest rating of any class of long-term public unsecured senior debt issued by the Borrower as most recently announced by Moody's and
         (b) the lowest rating of the Borrower's long-term public unsecured senior debt as most recently announced by S&P, as the case may be, or, if either Moody's or S&P is no longer in existence on such date, a Substitute Rating Agency, provided, however, that (i) if any rating established by S&P or Moody's (or any Substitute Rating Agency) shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (ii) if S&P or Moody's (or any Substitute Rating Agency) shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's (or any Substitute Rating Agency), as the case may be, shall refer to the then equivalent rating by S&P or Moody's (or any Substitute Rating Agency), as the case may be.

                  "Public Debt Rating Date" means the first date as of which Public Date Ratings have been issued by each of Moody's and S&P, or, if either Moody's or S&P is no longer in existence on such date, a Substitute Rating Agency.

                  "Reference Banks" means Citibank, First Chicago and Chase Manhattan or, in the event that less than two such Lenders furnish timely information to the Administrative Agent for determining the Eurodollar Rate for Eurodollar Rate Advances comprising any requested A Borrowing or B Borrowing, any other Lender which is selected by the Administrative Agent and which furnishes such information.

                  "Register" has the meaning specified in Section 8.07(c).

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

                  "Single Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or any of its ERISA Affiliates, or prior to the Interim Guaranty Release Date, the Interim Guarantor or any of its ERISA Affiliates, and no Person other than such Person and its ERISA Affiliates, or (ii) was so maintained and in respect of which the Borrower or its ERISA Affiliates or, prior to the Interim Guaranty Release Date, the Interim Guarantor or its ERISA Affiliates, as the case may be, could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Spin-off" means the distribution by the Interim Guarantor to its shareholders of the common stock of the Borrower, as contemplated by the Form 10.

                  "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "Substitute Rating Agency" means a nationally recognized credit rating organization designated by the Borrower and approved by the Administrative Agent.

                  "Taxes" has the meaning specified in Section 2.14(a).

                  "Termination Date" means the earlier of (a) December 17, 2002, subject to the extension thereof pursuant to Section 2.17, and (b) the date of termination in whole of the aggregate Commitments pursuant to
         Section 2.05 or 6.01, provided, however, that the Termination Date of any Lender that is a Non-Consenting Lender to any requested extension pursuant to Section 2.17 shall be the

         Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.

                  "Termination Event" means (i) the occurrence of a "reportable event", as such term is described in Section 4043 of ERISA, with respect to any Plan (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), or an event described in
         Section 4062(e) of ERISA, or (ii) the withdrawal of the Borrower or any of its ERISA Affiliates, or prior to the Interim Guaranty Release Date, the Interim Guarantor or any of its ERISA Affiliates, from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by any such Person or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the conditions set forth in Section 302(f)(l)(A) and (B) of ERISA to the creation of a lien upon property or rights to property of such Person or any ERISA Affiliate for failure to make a required payment to a Plan are satisfied, or (v) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA, or (vi) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (vii) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                  "Unrated" means, as of any date, that either Moody's or S&P on such date has not announced a rating, or has terminated a prior rating, for each class of long-term public unsecured senior debt issued by the Borrower or that the Borrower does not have outstanding any long-term public unsecured senior debt issued by it.

                  "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

                  "Withdrawal Liability" shall have the meaning given such term under Part 1 of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word

"from" means "from and including" and the words "to" and "until" each means "to but excluding".

                  SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) ("GAAP").


                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

                  SECTION 2.01. The A Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make A Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set opposite such Lender's name on the signature pages hereof under the caption "Commitments" or, if such Lender has entered into an Assignment and Acceptance in accordance with Section 8.07, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
Section 8.07(c), as such amount may be reduced pursuant to Section 2.05 or increased pursuant to Section 2.18 (such Lender's "Commitment"), provided that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the B Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be applied to the Lenders ratably according to their respective Commitments to reduce the amount of Advances available from each Lender (such deemed use of the aggregate amount of the Commitments being a "B Reduction"). Each A Borrowing shall be in an aggregate amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of A Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.10(b), and reborrow under this Section 2.01.

                  SECTION 2.02. Making the A Advances. (a) Each A Borrowing shall be made on notice, given not later than (A) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed A Borrowing if the Borrower selects a Eurodollar Rate Advance or (B) 11:00 A.M. (New York City time) on the date of the proposed A Borrowing (which shall be a Business Day) if the Borrower selects a Base Rate Advance, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telex or telecopier. Each such notice of an A Borrowing

(a "Notice of A Borrowing") shall be by telex or telecopier, confirmed immediately in writing, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such A Borrowing, (ii) Type of A Advances comprising such A Borrowing, (iii) aggregate amount of such A Borrowing and (iv) in the case of an A Borrowing consisting of Eurodollar Rate Advances, the initial Interest Period for each such A Advance. In the case of a proposed A Borrowing comprised of Eurodollar Rate Advances, the Administrative Agent shall promptly notify each Lender of the applicable interest rate under Section 2.07(a)(ii). Each Lender shall, before 1:00 P.M. (New York City time), (x) on the date of such A Borrowing if the Borrower selects a Eurodollar Rate Advance or (y) on the date of such A Borrowing if the Borrower selects a Base Rate Advance, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02, in same day funds, such Lender's ratable portion of such A Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address.

                  (b) Anything in subsection (a) above to the contrary notwithstanding, the Borrower may not select Eurodollar Rate Advances for any A Borrowing if the obligations of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.08 or 2.12.

                  (c) Each Notice of A Borrowing shall be irrevocable and binding on the Borrower. In the case of any A Borrowing which the related Notice of A Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the date specified in such Notice of A Borrowing for such A Borrowing, the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the A Advance to be made by such Lender as part of such A Borrowing when such A Advance, as a result of such failure, is not made on such date.

                  (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any A Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such A Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such A Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the

Administrative Agent on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at
(i) in the case of the Borrower, the interest rate applicable at the time to the A Advances comprising such A Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. The Administrative Agent will demand such repayment from such Lender prior to demanding such repayment from the Borrower. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's A Advance as part of such A Borrowing for purposes of this Agreement.

                  (e) The failure of any Lender to make the A Advance to be made by it as part of any A Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its A Advance on the date of such A Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the A Advance to be made by such other Lender on the date of any A Borrowing.

                  SECTION 2.03. The B Advances. (a) Each Lender severally agrees that the Borrower may make B Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Termination Date, in the case of B Advances consisting of Fixed Rate Advances, or one month prior to the Termination Date, in the case of B Advances consisting of Eurodollar Rate Advances, in the manner set forth below; provided that, following the making of each B Borrowing, the aggregate amount of all Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders (computed without regard to any B Reduction).

                  (i) The Borrower may request a B Borrowing under this Section
         2.03 by delivering to the Administrative Agent, by telex or telecopier, confirmed immediately in writing, not later than 10:00 A.M. (New York City time) (A) at least two Business Days prior to the date of the proposed B Borrowing if the Borrower selects a Fixed Rate Advance or
         (B) at least four Business Days prior to the date of the proposed B Borrowing if the Borrower selects a Eurodollar Rate Advance, a notice of a B Borrowing (a "Notice of B Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying the date and aggregate amount of the proposed B Borrowing, the maturity date for repayment of each B Advance to be made as part of such B Borrowing (which maturity date (I) may not be earlier than the date occurring 1 month after the date of such B Borrowing or later than the earlier of (x) 6 months after the date of such B Borrowing if the Borrower selects a Fixed Rate Advance and
         (y) the Termination Date or (II) may not be earlier than the date occurring 30 days after the date of such B Borrowing or later than the earlier of (x) 180 days after the date of such B Borrowing if the Borrower selects a Eurodollar Rate Advance and (y) the Termination
         Date), the interest payment date
         or dates relating thereto, and any other terms to be applicable to such B Borrowing (including, without limitation, the basis to be used by the Lenders in determining the rate or rates of interest to be offered by them as provided in paragraph (ii) below). A Notice of B Borrowing shall not specify more than three such maturity dates or more than one such maturity date for each B Advance. The Administrative Agent shall in turn promptly notify each Lender of each request for a B Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of B Borrowing.

                  (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more B Advances to the Borrower as part of such proposed B Borrowing at a Fixed Rate or Rates or a margin or margins relative to the Eurodollar Rate, as requested by the Borrower. Each Lender electing to make such an offer shall do so by notifying the Administrative Agent via telecopier (which shall give prompt notice thereof to the Borrower), after 9:00 A.M. but before 10:00 A.M. (New York City time) (A) at least one Business Day before the date of such proposed B Borrowing specified in the Notice of B Borrowing delivered with respect thereto pursuant to clause (A) of paragraph (i) above or (B) at least three Business Days before the date of such proposed B Borrowing specified in the Notice of B Borrowing delivered with respect thereto pursuant to clause (B) of paragraph (i) above, of the minimum amount and maximum amount of each B Advance which such Lender would be willing to make as part of such proposed B Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Commitment), the Fixed Rate or Rates or a margin or margins relative to the Eurodollar Rate, as requested by the Borrower, which such Lender would be willing to accept for such B Advance and such Lender's Applicable Lending Office with respect to such B Advance; provided that if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent, after 9:00 A.M. but before 10:00 A.M. (New York City time) (x) at least one Business Day before the date of such proposed B Borrowing specified in the Notice of B Borrowing delivered with respect thereto pursuant to clause (A) of paragraph (i) above or (y) at least three Business Days before the date of such proposed B Borrowing specified in the Notice of B Borrowing delivered with respect thereto pursuant to clause (B) of paragraph (i) above, and such Lender shall not be obligated to, and shall not, make any B Advance as part of such B Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any B Advance as part of such proposed B Borrowing.

                  (iii) The Borrower shall, in turn, before 11:30 A.M. (New York City time) (A) at least one Business Day before the date of such proposed B Borrowing specified in the Notice of B Borrowing delivered with respect thereto pursuant to clause (A) of paragraph (i) above or
         (B) at least three Business Days before the date of such proposed B Borrowing specified in the Notice of B Borrowing delivered with respect thereto pursuant to clause (B) of paragraph (i) above, either

                           (1) cancel such B Borrowing by giving the Administrative Agent notice to that effect, or

                           (2) accept one or more of the offers made by any
                  Lender or Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Administrative Agent of the amount of each B Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Lender for such B Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such B Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Administrative Agent notice to that effect.

         The acceptance of offers by the Borrower pursuant to clause (2) of this paragraph (iii) shall be on the basis of ascending rates of interest contained in the offers made by the Lenders pursuant to paragraph (ii) above; provided that, in the event that two or more such offers contain the same rate of interest for a greater aggregate principal amount than the amount specified in such Notice of B Borrowing less the aggregate principal amount of all such offers containing lower rates of interest that have been accepted by the Borrower pursuant to clause (2) of this paragraph (iii), the amount to be borrowed from such Lenders as part of such B Borrowing shall be allocated among such Lenders pro rata on the basis of the maximum amount offered by such Lenders at such rate of interest in connection with such B Borrowing.

                  (iv) If the Borrower notifies the Administrative Agent that such B Borrowing is cancelled pursuant to clause (1) of paragraph (iii) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such B Borrowing shall not be made.

                  (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to clause (2) of paragraph (iii) above, the Administrative Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such B Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make a B Advance as part of such B Borrowing, of the amount of each B Advance to be made by such Lender as part of such B Borrowing, and (C) each Lender that is to make a B Advance as part of such B Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III.

                  (vi) Each Lender that is to make a B Advance as part of such B Borrowing shall, before 12:00 noon (New York City time) on the date of such B Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding subsection
         (v) or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (C) of the preceding subsection (v), make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02, in same day funds, such Lender's ratable portion of such B Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address. Promptly after each B Borrowing, the Administrative Agent will notify each Lender of the amount of the B Borrowing, the consequent B Reduction and the dates upon which such B Reduction commenced and will terminate.

                  (b) Each B Borrowing shall be in an aggregate amount of not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof. Following the making of each B Borrowing, the Borrower shall be in compliance with the limitations set forth in the proviso to the first sentence of subsection (a) above.

                  (c) Within the limits and on the conditions set forth in this
Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay pursuant to subsection (d) below, and reborrow under this Section 2.03, provided that a B Borrowing shall not be made within four Business Days of the date of any other B Borrowing.

                  (d) The Borrower shall repay to the Administrative Agent for the account of each Lender which has made, or holds the right of repayment of, a B Advance on the maturity date of each B Advance (such maturity date being that specified by the Borrower for repayment of such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above and provided in the B Note evidencing such B Advance) the then unpaid principal amount of such B Advance. The Borrower shall have no right to prepay any principal amount of any B Advance unless, and then only on the terms, specified by the Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above.

                  (e) The Borrower shall pay interest on the unpaid principal amount of each B Advance from the date of such B Advance to the date the principal amount of such B Advance is repaid in full, at the rate of interest for such B Advance specified by the Lender making such B Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above, as provided in the B Note evidencing such B Advance.

                  (f) The indebtedness of the Borrower resulting from each B Advance made to the Borrower as part of a B Borrowing shall be evidenced by a separate B Note of the Borrower payable to the order of the Lender making such B Advance.

                  (g) Upon the request of any Lender that has made an offer to make a B Advance as part of the most recent B Borrowing, the Administrative Agent shall, as soon as practicable, provide telephonic notification to such Lender of (A) the highest rate offered for the B Advance accepted by the Borrower as part of such B Borrowing, and (B) the lowest rate offered for the B Advance accepted by the Borrower as part of such B Borrowing.

                  SECTION 2.04. Fees. (a) Facility Fee. The Borrower agrees to pay each Lender (other than a Designated Bidder) a facility fee on the aggregate amount of such Lender's Commitment (whether used or unused and without giving effect to any B Reduction), from the date hereof until the Termination Date, payable in arrears on the last day of each March, June, September and December, during the term of such Lender's Commitment, commencing on March 31, 1998, and on the Termination Date, at a rate for each day during such period equal to the Applicable Facility Fee for such day.

                  (b) Agency Fees. The Borrower agrees to pay to the Administrative Agent for its own account such fees as may from time to time be agreed upon by the Borrower and the Administrative Agent.

                  SECTION 2.05. Termination or Reduction of the Commitments. The Borrower shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part, in each case permanently, the unused portions of the respective Commitments of the Lenders, provided that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount which is less than the aggregate amount of the A Advances and the B Advances then outstanding and provided further that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  SECTION 2.06. Repayment of A Advances. The Borrower shall repay to each Lender on the Termination Date the aggregate principal amount of the A Advances owing to such Lender on such date.

                  SECTION 2.07. Interest on A Advances. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each A Advance made by each Lender from the date of such A Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. During such periods as such A Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time, payable monthly in arrears on the last day of each month during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) Eurodollar Rate Advances. During such periods as such A Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such A Advance to the sum of
         (x) the Eurodollar Rate for such Interest Period for such Advance plus
         (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

                  (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above, and (ii) the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

                  SECTION 2.08. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

                  (b) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.07(a)(i) or (ii), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.07(a)(ii).

                  (c) If fewer than two Reference Banks furnish timely information to the Administrative Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances,

                  (i) the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

                  (ii) each such A Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such A Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

                  (iii) the obligation of the Lenders to make, or to Convert A Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                  (d) If, with respect to any Eurodollar Rate Advances, the Majority Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders for making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon

                  (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

                  (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                  (e) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

                  (f) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any A Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000 such Advances shall automatically Convert into Base Rate Advances, and on and after such date the right of the Borrower to Convert such A Advances into Eurodollar Rate Advances shall terminate.

                  (g) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

                  SECTION 2.09. Optional Conversion of A Advances. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08, 2.12 and 2.13, Convert all A Advances of one Type comprising the same Borrowing into A Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the A Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the Interest Period for each such A Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                  SECTION 2.10. Prepayments of A Advances. (a) The Borrower shall have no right to prepay any principal amount of any A Advance other than as provided in (b) below.

                  (b) The Borrower may (i) upon at least three days after the date of Borrowing and upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the date of the proposed prepayment (which date shall be a Business Day), stating the proposed date and aggregate principal amount of the prepayment in the case of Base Rate Advances or (ii) upon at least two Business Days' notice given to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment in the case of Eurodollar Rate Advances, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the A Advances comprising part of the same A Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and, in the case of Eurodollar Rate Advances, any additional losses, costs or expenses, if any, required to be paid by the Borrower pursuant to Section 8.04(b); provided, however, that each partial prepayment shall be in an aggregate principal amount of not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  SECTION 2.11. Increased Costs and Increased Capital. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided that, before making any such demand, each Lender agrees to use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased costs and would not be disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If any Lender (other than a Designated Bidder) determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Within 20 days following the date of a demand by a Lender pursuant to Section 2.11(a) or (b), as the case may be, such Lender and the Borrower shall enter into negotiations in good faith with a view to agreeing to an adjustment to the amounts payable by the Borrower sufficient to compensate such Lender as contemplated in such Section. If, at the expiration of 45 days from the giving of such demand, such Lender and the Borrower shall not have agreed to any such adjustment, the Borrower shall within five days elect (and shall notify such Lender and the Administrative Agent of such election) to either:

                  (i) pay such Lender, from time to time commencing on the date of such demand by such Lender and as specified by such Lender, the additional amounts so demanded,

                  (ii) terminate in whole such Lender's Commitment on a date specified in the notice sent by the Borrower, and such Lender's Commitment shall terminate on such date, or

                  (iii) require that such Lender assign to the Borrower's designated assignee or assignees in accordance with Section 8.07 all Advances then owing to such Lender and all rights and obligations provided that (A) each such assignment shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or assignments which together cover all of the rights and obligations of the assigning Lender under this Agreement, (B) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 2.11(c) unless and until such Lender shall have received one or more payments from either the Borrower or one or more assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount, all commitment fees and other fees payable to such Lender and all other amounts payable to such Lender under this Agreement (including, but not limited to, any increased costs or other additional amounts as so demanded (computed in accordance with this Section 2.11), and any Taxes, incurred by such Lender prior to the effective date of such assignment and amounts payable under Section 8.04(a)), (C) each such assignment shall be made pursuant to an Assignment and Acceptance and (D) in connection with each such assignment to any Person that immediately prior to such assignment was not a Lender, the Borrower shall pay to the Administrative Agent the processing and recordation fee of $3000 referred to in Section 8.07;

provided, however, that a termination under clause (ii) above shall not be effective, and an assignment under clause (iii) above shall not be effective, if, after giving effect thereto, the aggregate amount of the Commitments so terminated and assigned during the term of this Agreement would exceed 20% of the amount of the Commitments as of the date hereof or such terminations and assignments would have become effective for more than three Lenders during the term of this Agreement, and provided further that no such termination may be made, and no such assignment may be required, if an Event of Default, or event which with the giving of notice or lapse of time or both would be an Event of Default, has occurred and is continuing either on the date the Borrower notifies such Lender and the Administrative Agent of such termination or requested assignment, or on the date on which such termination or assignment is scheduled to become effective. Upon termination of a Lender's Commitment under Section 2.11(c)(ii), the Borrower shall on the date such termination becomes effective pay, prepay or cause to be prepaid the aggregate principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount, all commitment fees and other fees payable to such Lender and all other amounts payable to such Lender under this Agreement (including, but not limited to, any increased costs or other additional amounts as so demanded (computed in accordance with this Section 2.11), and any Taxes, incurred by such Lender prior to the effective date of such assignment and amounts payable under Section 8.04(a)). Upon such payments and prepayments, the obligations of such Lender hereunder, by the provisions hereof, shall be released and discharged. Such Lender's rights under Sections
2.11 and 8.04(b), and its obligations under Section 7.05, shall survive such release and discharge as to matters occurring prior to the date of such termination.

                  SECTION 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) the obligation of the Lenders to make, or to Convert A Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist and
(ii) the Borrower shall forthwith prepay in full all Eurodollar Rate Advances of all Lenders then outstanding, together with interest accrued thereon, unless the Borrower, within five Business Days of notice from the Administrative Agent, Converts all

Eurodollar Rate Advances of all Lenders then outstanding into Base Rate Advances in accordance with Section 2.09.

         SECTION 2.13. Payments and Computations. (a) The Borrower shall make each payment hereunder not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.03, 2.04(b), 2.11, 2.14 or 8.04(b)) to the appropriate Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.18 or an extension of the Termination Date pursuant to Section 2.17, and upon the Administrative Agent's receipt of such Lender's Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date or Extension Date, as the case may be, the Administrative Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 8.07(c), from and after the date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

                  (c) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Fixed Rate, the Eurodollar Rate or the Federal Funds Rate and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding

Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  SECTION 2.14. Taxes. (a) Any and all payments by the Borrower or, prior to the Interim Guaranty Release Date, the Interim Guarantor, hereunder or under the Notes shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it in lieu of income taxes, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If either the Borrower or, prior to the Interim Guaranty Release Date, the Interim Guarantor, shall be required by law to deduct any Taxes from or in respect of any sum payable by such party hereunder or under any Note to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or, prior to the Interim Guaranty Release Date, the Interim Guarantor, as the case may be, shall make such deductions and (iii) the Borrower or, prior to the Interim Guaranty Release Date, the Interim Guarantor, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, each of the Borrower and, prior to the Interim Guaranty Release Date, the Interim Guarantor, agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

                  (c) The Borrower and, prior to the Interim Guaranty Release Date, the Interim Guarantor, will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes by the Borrower or the Interim Guarantor, as the case may be, such Person will furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower or the Interim Guarantor, as the case may be, through an account or branch outside the United States or on behalf of the Borrower or the Interim Guarantor, as the case may be, by a payor that is not a United States person, if the Borrower or the Interim Guarantor, as the case may be, determines that no Taxes are payable in respect thereof, the Borrower or the Interim Guarantor, as the case may be, shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Administrative Agent, in either case stating that such payment is exempt from or not subject to Taxes. For purposes of this subsection (d), the terms "United States" and "United States person" shall have the meaning specified in Section 7701 of the Code.

                  (e) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank, and each such Lender that is not a party hereto on the date hereof shall on or prior to the date on which such Lender becomes a Lender pursuant to Sections 2.17, 2.18 or 8.07 (as the case may be), and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long thereafter as such Lender remains lawfully able to do so), provide the Administrative Agent and the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments of interest pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, in the case of each Bank, or in excess of the rate applicable to the Lender assignor on the date of the Assignment and Acceptance pursuant to which it became a Lender or as of the date such party becomes a Lender pursuant to Sections 2.17 and 2.18, in the case of each other Lender, withholding tax at such rate shall be considered excluded from Taxes as defined in Section 2.14(a). If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue service form 1001 or 4224, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

                  (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in subsection (e) (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under the first sentence of subsection (e) above), such Lender shall not be entitled to indemnification under subsection (a) with respect to Taxes imposed by the United States; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower or the Interim Guarantor, as the case may be, shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                  (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.14 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                  (h) Without prejudice to the survival of any other agreement of the Borrower and the Interim Guarantor hereunder, the agreements and obligations of the Borrower and the Interim Guarantor contained in this Section
2.14 shall survive the payment in full of principal and interest hereunder and under the Notes; provided that the Obligations of the Interim Guarantor shall be limited to payments made by the Interim Guarantor under the Interim Guaranty.

                  SECTION 2.15. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the A Advances owing to it (other than pursuant to Section 2.11, 2.14 or 8.04(b)) in excess of its ratable share of payments on account of the A Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the A Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 2.16. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) for general corporate purposes, including commercial paper backstop and including payments or dividends to the Interim Guarantor as described in the Form 10.

                  SECTION 2.17. Extension of Termination Date. (a) At least 30 days but not more than 60 days prior to any Anniversary Date, the Borrower, by written notice to the Administrative Agent, may request an extension of the Termination Date in effect at such time by one calendar year from the then scheduled Termination Date. The Administrative Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, not later than 15 days after the date of such extension request, notify the Borrower and the Administrative Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Administrative Agent and the Borrower in writing of its consent to any such request for extension of the Termination Date within 15 days after the date of such extension request, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Administrative Agent shall notify the Borrower not later than 15 days prior to such Anniversary Date of the decision of the Lenders regarding the Borrower's request for an extension of the Termination Date.

                  (b) If all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.17, the Termination Date shall, effective as at such next Anniversary Date (the "Extension Date"), be extended for one calendar year from the then scheduled Termination Date; provided that on each Extension Date, no Event of Default, or event that with the giving of notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing, or shall occur as a consequence thereof. If Lenders holding at least a majority in interest of the aggregate Commitments at such time consent in writing to any such request in accordance with subsection (a) of this Section 2.17, the Termination Date in effect at such time shall, effective as at the applicable Extension Date, be extended as to those Lenders that so have consented (each a "Consenting Lender") but shall not be extended as to any other Lender (each a "Non-Consenting Lender"). To the extent that the Termination Date is not extended as to any Lender pursuant to this Section 2.17 and the Commitment of such Lender is not assumed in accordance with subsection (c) of this Section 2.17 on or prior to the applicable Extension Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Termination Date without any further notice or other action by the Borrower, such Lender or any other Person; provided that such Non-Consenting Lender's rights under Sections 2.11, 2.14, 8.04 and 8.09, and its obligations under Section 7.05, shall survive the Termination Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for any requested extension of the Termination Date.

                  (c) If Lenders holding at least 51% of the aggregate Commitments at any time consent to any such request pursuant to subsection (a) of this Section 2.17, the Borrower may arrange for one or more Consenting Lenders or, to the extent that the Consenting Lenders decline to assume any Non-Consenting Lender's Commitment, other Eligible Assignees (each such Eligible Assignee that accepts an offer to assume a Non-Consenting Lender's Commitment as of the applicable Extension Date and each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with
Section 2.18(c) being an "Assuming Lender") to assume, effective as of the Extension Date, any Non-Consenting Lender's Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that if the Borrower makes an offer to any Consenting Lender to assume any Non-Consenting Lender's Commitment, it shall make such offer to all Consenting Lenders on a pro rata basis based on their respective Commitments and such Non-Consenting Lender's Commitment shall be allocated among those Consenting Lenders which accept such offer on a pro rata basis based on their respective Commitments, provided further however, that the amount of the Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $10,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than $10,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided further that:

                  (i) any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Advances, if any, of such Non-Consenting Lender plus (B) any accrued but unpaid facility fees owing to such Non-Consenting Lender as of the effective date of such assignment;

                  (ii) all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and

                  (iii) with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 8.07(a) for such assignment shall have been paid;

provided further that such Non-Consenting Lender's rights under Sections 2.11, 2.14, 8.04 and 8.09, and its obligations under Section 7.05, shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Borrower and the Administrative Agent an assumption agreement, in form and substance satisfactory to the Borrower and the Administrative Agent (an "Assumption Agreement"), duly executed by such Assuming Lender, such Non-Consenting Lender, the Borrower and the Administrative Agent,
(B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Borrower and the Administrative Agent as to the increase in the amount of its Commitment, (C) each Non-Consenting Lender being replaced pursuant to this Section 2.17 shall have delivered to the Administrative Agent any Note or Notes held by such Non-Consenting Lender and (D) the Borrower shall have delivered to the Administrative Agent a new A Note payable to the order of each Assuming Lender in a principal amount equal to the amount of Commitment assumed by such Assuming Lender. Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and (iii) of the immediately preceding sentence, each such Consenting Lender or Assuming Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

                  (d) If all of the Lenders (after giving effect to any assignments pursuant to subsection (b) of this Section 2.17) consent in writing to a requested extension (whether by execution or delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date, the Administrative Agent shall so notify the Borrower, and, so long as no Event of Default, or event that with the giving of notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing as of such Extension Date, or shall occur as a consequence thereof, the Termination Date then in effect shall be extended for the additional one year period described in subsection (a) of this Section 2.17, and all references in this Agreement, and in the Notes, if any, to the "Termination Date" shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Termination Date as so extended. Promptly following each Extension Date, the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Assuming Lender.

                  SECTION 2.18. Increase in the Aggregate Commitments. (a) The Borrower may, at any time after the Interim Guaranty Release Date or upon the consent of the Interim Guarantor prior thereto, but in any event not more than once in any calendar year prior to the Termination Date and provided that the Borrower has not elected to reduce the Commitments during such calendar year pursuant to Section 2.05, by notice to the Administrative Agent, request that the aggregate amount of the Commitments be increased by an amount of $50,000,000 or an integral multiple of $5,000,000 in excess thereof (each a "Commitment Increase") to be effective as of a date that is at least 90 days prior to the scheduled Termination Date then in effect (the "Increase Date") as specified in the related notice to the Administrative Agent; provided, however, that (i) in no event shall the aggregate amount of the Commitments at any time exceed $500,000,000, (ii) on the date of any request by the Borrower for a Commitment Increase and at all times thereafter to and including the related Increase Date, the Applicable Performance Level shall be at level 4 or better and (iii) no Event of Default, or event that with the giving of notice or passage of time or both would constitute an Event of Default, shall have occurred and be continuing as of the date of such request or as of the applicable Increase Date, or shall occur as a result of such Commitment Increase.

                  (b) The Administrative Agent shall promptly notify the Lenders of a request by the Borrower for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the "Commitment Date"). Each Lender that is willing to participate in such requested Commitment Increase (each an "Increasing Lender") shall give written notice to the Administrative Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment. If the Lenders notify the Administrative Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein based on a ratio of each existing Lender's proposed Commitment increase, if any, to the aggregate of all of the existing Lenders' proposed Commitment increases.

                  (c) Promptly following each Commitment Date, the Administrative Agent shall notify the Borrower as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in any requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, then the Borrower may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the applicable Commitment Date.

                  (d) On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with
Section 2.18(c) as an Assuming Lender shall become a Lender party to this Agreement as of such Increase Date and the Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.18(b)) as of such Increase Date; provided, however, that the Administrative Agent shall have received on or before such Increase Date the following, each dated such date:

                  (i) (A) certified copies of an Authorized Financial Officer of the Borrower and, prior to the Interim Guaranty Release Date, the Interim Guarantor, approving the Commitment Increase and the corresponding modifications to this Agreement and (B) an opinion of counsel for the Borrower and, if applicable, the Interim Guarantor (which may be in-house counsel), in substantially the form of Exhibit F-1 hereto;

                  (ii) an Assumption Agreement from each Assuming Lender, if any, in form and substance satisfactory to the Borrower and the Administrative Agent, duly executed by such Eligible Assignee, the Administrative Agent and the Borrower; and

                  (iii) confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Borrower and the Administrative Agent.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.18(d), the Administrative Agent shall notify the

Lenders (including, without limitation, each Assuming Lender) and the Borrower, on or before 1:00 P.M. (New York City time), by telecopier or telex, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.


                                   ARTICLE III

                              CONDITIONS OF LENDING

                  SECTION 3.01. Conditions Precedent to Initial Advances. The obligation of each Lender to make an Advance on the occasion of the initial Borrowing (which shall be an A Borrowing) is subject to the conditions precedent that (a) the Administrative Agent shall have received on or before the day of such initial Borrowing the following, each dated such day, in form and substance satisfactory to the Administrative Agent and (except for the Notes) in sufficient copies for each Lender:

                  (i)      The Notes to the order of the Lenders, respectively;

                  (ii) Certified copies of the resolutions of the Board of Directors of each of the Borrower and the Interim Guarantor approving the Spin-off and related transactions contemplated by the Form 10 and duly authorizing each of the Borrower and the Interim Guarantor to execute and deliver, and perform its obligations under, this Agreement and the Notes and to make Borrowings or guaranty Obligations, as the case may be, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes;

                  (iii) A certificate of the Secretary or an Assistant Secretary of each of the Borrower and the Interim Guarantor certifying the names and true signatures of the officers of the Borrower or the Interim Guarantor, as the case may be, authorized to sign this Agreement, the Notes and the other documents to be delivered hereunder;

                  (iv) A favorable opinion of Marcia E. Doane, Vice President and General Counsel for the Borrower, substantially in the form of Exhibit F-1 hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request;

                  (v) A favorable opinion of Sidley & Austin, New York counsel for the Borrower, substantially in the form of Exhibit F-2 hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request;

                  (vi) A favorable opinion of Hanes A. Heller, Vice President and General Counsel for the Interim Guarantor, substantially in the form of Exhibit F-3 hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request, provided that such Vice President and General Counsel of the Interim Guarantor is qualified under New York State law;

                  (vii) A favorable opinion of Shearman & Sterling, counsel for the Administrative Agent, substantially in the form of Exhibit G hereto;

and (b) the Borrower shall have paid all accrued fees and expenses of the Administrative Agent and the Arranger (including the accrued fees and expenses of counsel to Administrative Agent and the Arranger then due and payable).

                  SECTION 3.02. Conditions Precedent to Each A Borrowing. The obligation of each Lender to make an A Advance on the occasion of each A Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing (a) the following statements shall be true (and the Administrative Agent shall have received for the account of such Lender a certificate signed by an Authorized Financial Officer of the Borrower, dated the date of such Borrowing, stating that):

                  (i) The representations and warranties contained in Article IV (excluding, except in the case of the initial Borrowing, those contained in Section 4.01(e)(ii) and Section 4.02(e)(ii)) are correct on and as of the date of such A Borrowing, before and after giving effect to such A Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; provided that after the Interim Guaranty Release Date, this paragraph (i) shall not apply to any representation or warranty of the Interim Guarantor, and

                  (ii) No event has occurred and is continuing, or would result from such A Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender (other than a Designated Bidder) through the Administrative Agent may reasonably request.

                  SECTION 3.03. Conditions Precedent to Each B Borrowing. The obligation of each Lender which is to make a B Advance on the occasion of a B Borrowing (including the initial B Borrowing) to make such B Advance is subject to the conditions precedent that (a) at least (A) two Business Days before the date of such B Borrowing if the Borrower selects a Fixed Rate Advance or (B) at least four Business Days before the date of such B Borrowing if the Borrower selects a Eurodollar Rate Advance, the Administrative Agent shall have received the written confirmatory Notice of B Borrowing with respect thereto, (b) on or before the date of such B Borrowing but prior to such B Borrowing, the Administrative Agent shall have received a B Note payable to the order of such Lender for each of the one or more B Advances to be made by such Lender as part of such B Borrowing, in a principal amount equal to the principal amount of the B Advance to be evidenced thereby and otherwise on such terms as were agreed to for such B Advance in accordance with Section 2.03, (c) on the date of such B Borrowing, the following statements shall be true (and each of the giving of the applicable Notice of B Borrowing and the acceptance by the Borrower of the proceeds of such B Borrowing shall constitute a representation and warranty by the Borrower that on the date of such B Borrowing such statements are true):

                  (i) The representations and warranties contained in Article IV (excluding those contained in Section 4.01(e)(ii) and Section 4.02(e)(ii) thereof) are correct on and as of the date of such B Borrowing, before and after giving effect to such B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; provided that after the Interim Guaranty Release Date, this paragraph (i) shall not apply to any representation or warranty of the Interim Guarantor,

                  (ii) No event has occurred and is continuing, or would result from such B Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse or both, and

                  (iii) No event has occurred and no circumstances exist as a result of which information concerning the Borrower that has been provided to the Administrative Agent and each Lender by the Borrower in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading;

and (d) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.


                  SECTION 3.04. Conditions Precedent to Release of Interim Guaranty. The Interim Guarantor's Obligations under this Agreement will remain in full force and effect until the date (the "Interim Guaranty Release Date") that the Spin-off shall have been consummated in accordance with the Form 10, and the Interim Guarantor shall have transferred all assets constituting the Corn Refining Business to the Borrower except for those assets to be transferred at a later time as contemplated by the Distribution Agreement and except to the extent that failure to transfer any asset or comply with any statement in the Form 10 would not, individually or in the aggregate, have a Material Adverse Effect. Immediately following completion of the Spin-off, the Interim Guarantor shall provide written notice thereof to the Administrative Agent.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                  (a) The Borrower and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

                  (b) The execution, delivery and performance by the Borrower of this Agreement and the Notes, and the consummation of the transactions contemplated hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's charter or by-laws or (ii) any law or contractual restriction binding on or affecting the Borrower.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes.

                  (d) This Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

                  (e) (i) The pro forma combined balance sheets of the Borrower and its Subsidiaries as at September 30, 1997 and the related pro forma combined statements of income and retained earnings of the Borrower and its Subsidiaries for the nine months then ended reflecting the historical actions of the Corn Refining Business as set forth in Item 15 of the Form 10, copies of which have been furnished to each Lender, fairly present the financial condition of the Borrower and its Subsidiaries as at such date and the results of the operations of the Borrower and its Subsidiaries for the period ended on such date, in each case as described in the Form 10, all in accordance with generally accepted accounting principles consistently applied. The historical actions of the Corn Refining Business, including the Interim Guarantor's accounting policies, are attributable to the Borrower. The financial results in these financial statements are not necessarily indicative of the results that would have occurred if the Borrower had been an independent public company during the periods presented. The Borrower has previously delivered to the Administrative Agent copies of the Borrower's pro forma combined balance sheets and the related combined statements of income and retained earnings for the nine months ended September 30, 1997 as reflected in the Form 10.

                  (ii) Since September 30, 1997 there has been no material adverse change in such financial condition or operations or the Borrower's prospects except as reflected in the Form 10.

                  (f) There is no pending or threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of the Borrower or the Borrower and its Subsidiaries, taken as a whole, or which purports to affect the legality, validity, binding effect or enforceability of this Agreement or any Note.

                  (g) No Termination Event has occurred or, to the knowledge of the Borrower, is reasonably expected to occur with respect to any Plan that has resulted or, to the knowledge of the Borrower, is reasonably likely to result in a liability of the Borrower that exceeds $5,000,000.

                  (h) Neither the Borrower nor any ERISA Affiliate of the Borrower has incurred or, to the knowledge of the Borrower, is reasonably expected to incur any Withdrawal Liability exceeding $5,000,000 to any Multiemployer Plan.

                  (i) Neither the Borrower nor any ERISA Affiliate of the Borrower has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of

         ERISA, and, to the knowledge of the Borrower, no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                  (j) No single lien, security interest or other charge or encumbrance (including liens or retained security titles of conditional vendors) of any nature whatsoever on any properties of the Borrower or any of its Subsidiaries (a "Lien") as of the date hereof secured any Debt in excess of $25,000,000 and that the aggregate of such Liens did not secure any Debt in excess of $100,000,000.

                  (k) Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) which are subject to the provisions of Sections 5.02(a) or 5.02(e) or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Debt of the Borrower and its Subsidiaries which is outstanding in a principal amount of at least $25,000,000 will be Margin Stock.

                  (l) Neither the Borrower nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or a "promoter" or "Principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                  (m) Except as publicly disclosed prior to the date of this Agreement, the operations and properties of the Borrower and each of its Subsidiaries do not violate any Environmental Laws in a manner that will cause a Material Adverse Effect.

                  SECTION 4.02. Representations and Warranties of the Interim Guarantor. The Interim Guarantor, until the Interim Guaranty Release Date, represents and warrants as follows:

                  (a) The Interim Guarantor and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

                  (b) The execution, delivery and performance by the Interim Guarantor of this Agreement, and the consummation of the transactions contemplated hereby, are within the Interim Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Interim

         Guarantor's charter or by-laws or (ii) any law or contractual restriction binding on or affecting the Interim Guarantor.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Interim Guarantor of this Agreement.

                  (d) This Agreement is the legal, valid and binding obligation of the Interim Guarantor enforceable against the Interim Guarantor in accordance with its terms.

                  (e) (i) The Consolidated balance sheets of the Interim Guarantor and its Subsidiaries as at December 31, 1996 and the related Consolidated statements of income and retained earnings of the Interim Guarantor and its Subsidiaries for the fiscal year then ended, fairly present the financial condition of the Interim Guarantor and its Subsidiaries as at such date and the results of the operations of the Interim Guarantor and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied. The Interim Guarantor has previously delivered to the Administrative Agent (who will send a copy to each Lender) copies of the Interim Guarantor's report on Form 10-K for the fiscal year ended December 31, 1996.

                  (ii) Since December 31, 1996 there has been no material adverse change in such financial condition or operations or the Interim Guarantor's prospects except as publicly disclosed prior to this Agreement.

                  (f) There is no pending or threatened action or proceeding affecting the Interim Guarantor or any of its Subsidiaries before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of the Interim Guarantor or the Interim Guarantor and its Subsidiaries, taken as a whole, or which purports to affect the legality, validity, binding effect or enforceability of this Agreement.

                  (g) No Termination Event has occurred or, to the knowledge of the Interim Guarantor, is reasonably expected to occur with respect to any Plan that has resulted or, to the knowledge of the Interim Guarantor, is reasonably likely to result in a liability of the Interim Guarantor that exceeds $10,000,000.

                  (h) Neither the Interim Guarantor nor any ERISA Affiliate of the Interim Guarantor has incurred or, to the knowledge of the Interim Guarantor, is reasonably expected to incur any Withdrawal Liability exceeding $5,000,000 to any Multiemployer Plan.

                  (i) Neither the Interim Guarantor nor any ERISA Affiliate of the Interim Guarantor has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and, to the knowledge of the Interim Guarantor, no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                  (j) No single lien, security interest or other charge or encumbrance (including liens or retained security titles of conditional vendors) of any nature whatsoever on any properties of the Interim Guarantor or any of its Subsidiaries (a "Lien") as of the date hereof secured any Debt in excess of $50,000,000 and that the aggregate of such Liens did not secure any Debt in excess of $200,000,000.

                  (k) Not more than 25 percent of the value of the assets (either of the Interim Guarantor only or of the Interim Guarantor and its Subsidiaries on a consolidated basis) which are subject to the provisions of Sections 5.02(a) or 5.02(e) or subject to any restriction contained in any agreement or instrument between the Interim Guarantor and any Lender or any Affiliate of any Lender relating to Debt of the Interim Guarantor and its Subsidiaries which is outstanding in a principal amount of at least $50,000,000 will be Margin Stock.

                  (l) Neither the Interim Guarantor nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or a "promoter" or "Principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                  (m) Except as publicly disclosed prior to the date of this Agreement, the operations and properties of the Interim Guarantor and each of its Subsidiaries do not violate any Environmental Laws in a manner that will cause a Material Adverse Effect.

                                    ARTICLE V

                                    COVENANTS

                  SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower, with respect to itself, and, prior to the Interim Guaranty Release Date, the Interim Guarantor, with respect to itself, unless the Majority Lenders shall otherwise consent in writing, will, subject to Section 8.13, each:

                  (a) Compliance with Laws, Payment of Taxes, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, and paying before the same become delinquent (i) all taxes, assessments and governmental charges imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property except to the extent otherwise permitted under Section 5.02(a) or to the extent contested in good faith, and to comply, and cause each of its Subsidiaries to comply, with all applicable Environmental Laws in a manner so that the violation of such laws does not have a Material Adverse Effect on such Person.

                  (b) Maintenance of Books and Records. Maintain proper Consolidated books of record and account, in which full and correct entries shall be made of all financial transactions and the Consolidated assets and business of such Person and its Subsidiaries in accordance with generally accepted accounting principles consistently applied.

                  (c) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises, except to the extent otherwise permitted under Section 5.02(e) provided, however, that each such Person and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(b) and may wind up, liquidate or dissolve any of their respective inactive Subsidiaries, and provided further, that neither such Person nor any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of such Person or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to such Person, such Subsidiary or the Lenders.

                  (d) Reporting Requirements. Furnish to the Administrative Agent (who promptly will send a copy to each Lender); provided, however, that the Interim Guarantor shall not be required to comply with this Section 5.02(d) unless the Interim Guaranty Release Date shall not have occurred prior to January 1, 1998:

                           (i) (A) Prior to the Interim Guaranty Release Date,
                  as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Interim Guarantor, the Consolidated balance sheet of the Interim Guarantor and its Subsidiaries as of the end of such quarter and the Consolidated statement of income and retained earnings of the Interim Guarantor and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified in its customary manner by an Authorized Financial Officer;

                                    (B) From and after the Interim Guaranty
                           Release Date, as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, the Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the Consolidated statement of income and retained earnings of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified in its customary manner by an Authorized Financial Officer, and

                                    (C) At the time of delivery of the financial
                           statements referred to in clause (A) or (B) above, for each quarter in which an Advance shall at any time be outstanding, a certificate signed by an Authorized Financial Officer of the Borrower or, if applicable, the Interim Guarantor, stating that no event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

                           (ii) (A) Prior to the Interim Guaranty Release Date,
                  as soon as available and in any event within 90 days after the end of each fiscal year of the Interim Guarantor, a copy of the annual report for such year for the Interim Guarantor and its Subsidiaries, containing financial statements for such year certified in a manner acceptable to the Majority Lenders by KPMG Peat Marwick & Co., LLP or other independent public accountants acceptable to the Majority Lenders, such acceptance not to be unreasonably withheld,

                                    (B) From and after the Interim Guaranty
                           Release Date, as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual report for such year for the Borrower and its Subsidiaries, containing financial statements for such year certified in a manner acceptable to the Majority Lenders by KPMG Peat Marwick & Co., LLP or other independent public accountants acceptable to the Majority Lenders, such acceptance not to be unreasonably withheld, and

                                    (C) At the time of delivery of the financial
                           statements referred to in clause (A) or (B) above, a certificate signed by an Authorized Financial Officer of the Borrower or, if applicable, the Interim Guarantor, stating that no event has occurred and is continuing which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

                           (iii) as soon as possible and in any event within
                  five days after the occurrence of each Event of Default and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such statement, a statement of an Authorized Financial Officer setting forth details of such Event of Default or event and the action which the Borrower has taken and proposes to take with respect thereto;

                           (iv) promptly after the sending or filing thereof,
                  copies of all reports which the Borrower or, prior to the Interim Guaranty Release Date, the Interim Guarantor, sends to any of its security holders, and copies of all reports and registration statements which such Person or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

                           (v) as soon as the Borrower knows, and in any event
                  immediately upon the occurrence, of a change in a Public Debt Rating, a statement of an Authorized Financial Officer setting forth the new Public Debt Rating and the date of such change in the Public Debt Rating;

                           (vi) promptly after the commencement thereof, notice
                  of all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or, prior to the Interim Guaranty Release Date, the Interim Guarantor, or any of its Subsidiaries of the type described in Section 4.01(f);

                           (vii) as soon as possible and in any event (A) within
                  15 days after the Borrower or, prior to the Interim Guaranty Release Date, the Interim Guarantor, or any ERISA Affiliate knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Plan of the Borrower or, prior to the Interim Guaranty Release Date, the Interim Guarantor, or any ERISA Affiliate has occurred, and (B) within 10 days after the Borrower or, prior to the Interim Guaranty Release Date, the Interim Guarantor,or any ERISA Affiliate knows or has reason to know that any other Termination Event with respect to any Plan of the Borrower, or, prior to the Interim Guaranty Release Date, the Interim Guarantor, or any ERISA Affiliate has occurred, a statement of an Authorized Financial Officer describing such Termination Event and the action, if any, which the Borrower or, prior to the Interim Guaranty Release Date, the Interim Guarantor, or such ERISA Affiliate proposes to take with respect thereto;

                           (viii) promptly and in any event within five Business
                  Days after receipt thereof by the Borrower or, prior to the Interim Guaranty Release Date, the Interim Guarantor, or any ERISA Affiliate, copies of each notice received by the Borrower or, prior to the Interim Guaranty Release Date, the Interim Guarantor, or such ERISA Affiliate from the PBGC stating its intention to terminate any Plan of the Borrower or, prior to the Interim Guaranty Release Date, the Interim Guarantor or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

                           (ix) promptly and in any event within 30 days after
                  the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan of the Borrower or, prior to the Interim Guaranty Release Date, the Interim Guarantor, or any ERISA Affiliate;

                           (x) promptly and in any event within five Business
                  Days after receipt thereof by the Borrower or, prior to the Interim Guaranty Release Date, the Interim Guarantor, or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or, prior to the Interim Guaranty Release Date, the Interim Guarantor, or such ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or
                  (D) the amount of liability incurred, or expected to be incurred, by such Person or such ERISA Affiliate in connection with any event described in clause (A), (B) or (C) above; and

                           (xi) such other information respecting the condition
                  or operations, financial or otherwise, of such Person or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

                  (e) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance (including, without limitation, liability insurance) with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Person or such Subsidiary operates.

                  (f) Visitation Rights. In the case of the Borrower, at any reasonable time and from time to time, at the request of the Majority Lenders, permit the Administrative Agent and any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

                  SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower and, prior to the Interim Guaranty Release Date, the Interim Guarantor, without the written consent of the Majority Lenders, will not, subject to Section 8.13:

                  (a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, other than (i) liens or security interests existing on the date hereof and, in the case of the Borrower, set forth on Schedule 5.02(a), (ii) purchase money liens or purchase money security interests upon or in any property acquired or held by such Person or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property, (iii) liens or security interests existing on such property at the time of its acquisition (other than any such lien or security interest created in contemplation of such acquisition), or (iv) liens, security interests or other charges or encumbrances (other than those referred to in clauses (i), (ii) and (iii) above) at any time outstanding securing an aggregate principal amount of Debt not exceeding in the case of the Interim Guarantor prior to the Interim Guaranty Release Date, $200,000,000, and in the case of the Borrower at all times, $100,000,000, (or, in each case, its equivalent in another currency), provided that the aggregate principal amount of the Debt secured by the liens or security interests referred to in clauses (ii) and (iii) above shall not exceed in the case of the Interim Guarantor prior to the Interim Guaranty Release Date, $150,000,000, and in the case of the Borrower at all times, $75,000,000, (or in each case its equivalent in another currency) at any time outstanding.

                  (b) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets, (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so, except that any Subsidiary of such Person may merge or consolidate with or into, or transfer assets to, or acquire assets of, any other Subsidiary of such Person and except that any Subsidiary of such Person may merge into or transfer assets to such Person and such Person may merge or consolidate, and any Subsidiary of such Person may merge or consolidate, with or into any other Person, provided in each case that, immediately after giving effect to such proposed transaction, no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default would exist and in the case of any such merger or consolidation to which such Person is a party, the Person into which such Person shall be merged or formed by any such consolidation shall first or simultaneously assume such Person's obligations hereunder and, in the case of the Borrower, under the Notes, in each case, in an agreement or instrument satisfactory in form and substance to the Majority Lenders.


                  (c) Financial Covenants. From and after the Interim Guaranty Release Date, (i) permit the Debt to Capitalization Ratio of the Borrower to exceed 45 percent or (ii) permit the Interest Coverage Ratio to be less than 3.50.

                  (d) Change in Nature of Business. Make, or permit one or more of its Subsidiaries to make, any material change in the nature of the business of such Person and its Subsidiaries taken as a whole as carried on at the date hereof.

                  (e) Disposition of Assets. Lease, sell, transfer or otherwise dispose of, and cause its Subsidiaries to lease, sell, transfer or otherwise dispose of, voluntarily or involuntarily, any assets except for consideration in an amount not less than the fair market value of such asset as determined in good faith by such Person's Board of Directors and only if such Person promptly notifies the Administrative Agent of such lease, sale, transfer, or other disposition, excluding, however, (i) sales of inventory in the ordinary course of business,
         (ii) sales, transfers and other dispositions of equipment determined to be obsolete or no longer useful, (iii) sales, transfers or other dispositions of Margin Stock and (iv) sales, transfers or other dispositions of other assets of such Person and its Subsidiaries to the extent that the aggregate fair market value of all such other assets so leased, sold (including, without limitation, sale and leaseback transactions), transferred and disposed after the date hereof shall not exceed $50,000,000 (or its equivalent in another currency); provided that the Borrower may transfer the proceeds of the initial Borrowing to the Interim Guarantor pursuant to the Debt Agreement described in the Form 10, the Interim Guarantor may transfer the Corn Refining Business to the Borrower and the Interim Guarantor may distribute the capital stock of the Borrower to its shareholders, in each case as contemplated by the Spin-off and the Form 10.


                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) (i) The Borrower shall fail to pay any principal of any Advance when it becomes due and payable, (ii) the Borrower shall fail to pay any interest on any Advance within three Business Days of when it becomes due and payable or (iii) either the Borrower or, prior to the Interim Guaranty Release Date, the Interim Guarantor, shall fail to make any other payment under this Agreement or, in the case of the Borrower, under any other Loan Document if such failure shall remain unremedied for five days after a demand for payment is given to such Person by the Administrative Agent or any Lender; or

                  (b) Any representation or warranty made herein by either the Borrower or any of its officers, or prior to the Interim Guaranty Release Date, the Interim Guarantor or any of its officers, in each case in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

                  (c) Either the Borrower, or prior to the Interim Guaranty Release Date, the Interim Guarantor, shall fail to perform or observe
         (i) any term, covenant or agreement required to be performed or observed by it contained in Section 5.01(c), 5.01(d)(iii), 5.01(f) or 5.02, or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 10 days after written notice thereof shall have been given to such Person by the Administrative Agent or any Lender; or

                  (d) (i) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $25,000,000 (or its equivalent in another currency) in the aggregate or (ii) prior to the Interim Guaranty Release Date, the Interim Guarantor or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $50,000,000 in the aggregate, (but, in each case excluding Debt evidenced by the Notes or otherwise arising under this Agreement), in each case when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (e) Either the Borrower or any of its Subsidiaries or, prior to the Interim Guaranty Release Date, the Interim Guarantor or any of its Subsidiaries, shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Person or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property; or such Person or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                  (f) Any judgment or order for the payment of money in excess of in the case of the Borrower, $25,000,000, or, in the case of the Interim Guarantor and prior to the Interim Guaranty Release Date, $50,000,000 (or in each case, its equivalent in another currency) shall be rendered against such Person or any of its Subsidiaries and either
         (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (g) (i) Any Person, other than the Interim Guarantor prior to the Interim Guaranty Release Date, or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of the Borrower; or (ii) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason (other than due to death or disability) to constitute a majority of the board of directors of the Borrower (except to the extent that individuals who at the beginning of such 24-month period were replaced by individuals (x) elected by 66-2/3% of the remaining members of the board of directors of the Borrower or (y) nominated for election by a majority of the remaining members of the board of directors of the Borrower and thereafter elected as directors by the shareholders of the Borrower); or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower; or

                  (h) An ERISA Default shall occur and be continuing or a lien under Section 4068 of ERISA shall be imposed against the assets of the Borrower or any of its Subsidiaries;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Notes and all A Advances and B Advances then outstanding, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes and all A Advances and B Advances then outstanding, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any of its Subsidiaries, or prior to the Interim Guaranty Release Date, the Interim Guarantor or any of its Subsidiaries, in each case under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes and all such Advances then outstanding, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each of the Borrower and the Interim Guarantor.


                                   ARTICLE VII

                                   THE AGENTS

                  SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Debt resulting from the Advances), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of the Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower or the Interim Guarantor pursuant to the terms of this Agreement.

                  SECTION 7.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until the Administrative Agent receives and accepts an Assumption Agreement entered into by an Assuming Lender as provided in Sections 2.17 and 2.18 or an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower and counsel for the Interim Guarantor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or the Interim Guarantor or to inspect the property (including the books and records) of the Borrower or the Interim Guarantor; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 7.03. Citibank, First Chicago, Chase Manhattan and Affiliates. With respect to their Commitments, the Advances made by them and the Notes issued to them, Citibank, First Chicago and Chase Manhattan shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though they were not the Administrative Agent, Documentation Agent and Co-Agent respectively; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank, First Chicago or Chase Manhattan in its individual capacity. Citibank, First Chicago, Chase Manhattan and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower or the Interim Guarantor, any of their respective Subsidiaries and any Person who may do business with or own securities of the Borrower or the Interim Guarantor or any such Subsidiary, all as if Citibank were not the Administrative Agent, Citicorp Securities, Inc. were not the Arranger, First Chicago were not the Documentation Agent and Chase Manhattan were not the Co-Agent and without any duty to account therefor to the Lenders.

                  SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section
4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 7.05. Indemnification. The Lenders (other than the Designated Bidders) agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the A Advances then owing to each of them (or if no such A Advances are at the time outstanding or if any such A Advances are then owing to Persons which are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender (other than the Designated Bidders) agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

                  SECTION 7.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                  SECTION 7.07. Documentation Agent, Co-Agent and Arranger. The Documentation Agent, Co-Agent and Arranger shall have no duties or obligations under this Agreement or the other Loan Documents in their respective capacities as Documentation Agent, Co-Agent and Arranger.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the A Notes, nor consent to any departure by either of the Borrower or, prior to the Interim Guaranty Release Date, the Interim Guarantor, therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (other than the Designated Bidders), do any of the following: (a) waive any of the conditions specified in Section 3.01 or 3.02, (b) increase the Commitments of the Lenders (other than as provided in Section 2.18) or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the A Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the A Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the A Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder, (f) amend this Section 8.01 or (g) reduce or limit the obligations of the Interim Guarantor under Section 9.01(a) prior to the Interim Guaranty Release Date; provided further that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, waive any of the conditions specified in Section 3.03, provided further, that no amendment, waiver or consent shall, unless in writing and signed by all of the holders of B Notes at such time (a) reduce the principal of, or interest on, the B Notes, (b) postpone any date fixed for any payment of principal of, or interest on, the B Notes of
(c) change the aggregate unpaid principal amount of the B Notes, and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note.

                  SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex) and mailed (postage prepaid, return receipt requested), telegraphed, telecopied, telexed or delivered, if to the Borrower, at its address at Corn Products International, Inc., 6500 South Archer Road, Bedford Park, Illinois 60501-1933, Attention: Treasurer; if to the Interim Guarantor, at its address at CPC International Inc., P.O. Box 8000, Englewood Cliffs, NJ 07632, Attn: Vice President and Treasurer; if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance or Designation Agreement pursuant to which it became a Lender; and if to the Administrative Agent, at its address at Two Penns Way, Suite 200, New Castle, DE 19720, Fax No. (302) 894-6032, Attention: Mr. Tim White; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent, notices to the Borrower pursuant to Article VI shall not be effective until received by the Borrower and notices to the Interim Guarantor under Article IX shall not be effective until received by the Interim Guarantor.

                  SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand all reasonable costs and expenses of both the Administrative Agent and the Arranger in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent and the Arranger with respect thereto and with respect to advising the Administrative Agent and the Arranger as to each such party's respective rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses of the Administrative Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses of the Administrative Agent and each Lender), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder including, without limitation, reasonable counsel fees and expenses for the Administrative Agent and each Lender in connection with the enforcement of rights under this Section 8.04(a).

                  (b) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance or the maturity date for such Advance as specified in accordance with Section 2.03(d), as a result of a payment or Conversion pursuant to Section 2.08(f), 2.09, 2.10 or 2.12 or acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance. A certificate setting forth with reasonable specificity the basis for and amount of such losses, costs or expenses shall be submitted to the Borrower and the Administrative Agent by such Lender and shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Without prejudice to any other rights which the Lenders may have hereunder or under applicable law, the Borrower agrees to indemnify and hold harmless the Administrative Agent, the Arranger, each Lender, any of their Affiliates and each of their respective directors, officers, employees, advisors and agents (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and disbursements of counsel), that may be incurred by or asserted against the Administrative Agent, the Arranger, such Lender or any of their Affiliates or any such director, officer, employee, advisor or agent which would not have been incurred by or asserted or awarded against any Indemnified Party but for the Administrative Agent or such Lender being a party to this Agreement, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation, or proceeding arising out of, related to or in connection with (i) the Notes or this Agreement, or related to any transaction or proposed transaction (whether or not consummated) in which any proceeds of any Borrowing are applied or proposed to be applied, directly or indirectly, by the Borrower (including, without limitation, any such application or proposed application by the Borrower related to any acquisition or proposed acquisition by the Borrower or any Subsidiary or affiliate of the Borrower of all or any portion of the stock or substantially all of the assets of any Person), or the actual or proposed use of the proceeds of the Advances, whether or not the Administrative Agent, the Arranger, such Lender or any of their Affiliates or any such director, officer, employee, advisor or agent is a party to such transaction or (ii) the Borrower's entering into this Agreement or the Notes, or to any actions or omissions of the Borrower, any of its respective Subsidiaries or affiliates or any of its or their respective directors, officers, employees, advisors, affiliates or agents in connection therewith, in each case whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense (A) is found in a final, non-appealed judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct or (B) arising from disputes among two or more Lenders (but not including any such dispute that involves a Lender to the extent that such Lender is acting in any different capacity (such as an Administrative Agent or Arranger)). The Borrower also agrees not to assert any claim against the Administrative Agent, the Arranger, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, advisors and agents, on any theory of liability, for consequential or punitive damages arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances. The obligations of the Borrower under this subsection (c) shall survive the Termination Date, provided that this subsection (c) shall not apply to derivative claims of the stockholders of any Lender against such Lender if such claims are based upon occurrences subsequent to the Termination Date.

                  (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.14, 7.05 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

                  SECTION 8.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Notes, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and each of its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender and each of its Affiliates may have.

                  SECTION 8.06. Binding Effect. This Agreement shall become effective (other than Sections 2.01 and 2.03 which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01, 3.02 and 3.03) when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender, the Documentation Agent, the Co-Agent and the Arranger that such Lender, Documentation Agent, Co-Agent or Arranger, as the case may be, has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Lender and their respective successors and assigns, provided that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as a result of a merger or consolidation permitted by Section 5.02(e).

                  SECTION 8.07. Assignments, Designations and Participations.
(a) Each Lender (other than a Designated Bidder) may (and shall if requested to do so by the Borrower pursuant to Section 2.11(c)) assign to any Person, all or a portion of its rights and obligations under this Agreement and the Notes (including, without limitation, all of its Commitment, the A Advances (other than any B Advances or B Notes) owing to it and the A Note or Notes held by it); provided, however, that (i) other than in the case of an assignment to a Person, that immediately prior to such assignment was a Lender, or an Affiliate of a Lender (whereupon notice thereof shall promptly be given to the Borrower and the Administrative Agent), each such assignment shall be to an Eligible Assignee to which the Borrower and the Administrative Agent have consented (with respect to an assignment of all of such Lender's rights and obligations hereunder, such consents may not be unreasonably withheld), and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any A Note or Notes subject to such assignment and a processing and recordation fee of $3,000 if the assignee is not already a Lender. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution and delivery thereof to the Administrative Agent, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in, or in connection with, this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (c) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance and each Designation Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of each of the Lenders and, with respect to Lenders other than Designated Bidders, the Commitment of, and principal amount of the A Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower shall execute and deliver to the Administrative Agent in exchange for the surrendered A Note or Notes a new A Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new A Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new A Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered A Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto.

                  (e) Each Lender may assign to one or more banks or other entities any B Note or Notes held by it, and each Lender (other than a Designated Bidder) may designate one or more banks or other entities to have a right to make B Advances as a Lender pursuant to Section 2.03; provided that
(i) other than in the case of a designation by a Lender of an Affiliate of such Lender, such Lender shall have obtained the prior written consent of the Administrative Agent and the Borrower, such consent not to be unreasonably withheld or delayed, (ii) no such Lender shall be entitled to make more than two such designations, (iii) each such Lender making one or more of such designations shall retain the right to make B Advances as a Lender pursuant to
Section 2.03, (iv) each such designation shall be to a Designated Bidder and
(v) the parties to each such designation shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, a Designation Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Designation Agreement, the designee thereunder shall be a party hereto with a right to make B Advances as a Lender pursuant to Section 2.03 and the obligations related thereto.

                  (f) By executing and delivering a Designation Agreement, the Lender making the designation thereunder and its designee thereunder confirm and agree with each other and the other parties hereto as follows: (i) such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender makes no representations or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such designee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Designation Agreement; (iv) such designee will, independently and without reliance upon the Administrative Agent, such designating Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such designee confirms that it is a Designated Bidder; (vi) such designee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such designee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (g) Upon its receipt of a Designation Agreement executed by a designating Lender and a designee representing that it is a Designated Bidder, the Administrative Agent shall, if such Designation Agreement has been completed and is substantially in the form of Exhibit D hereto, (i) accept such Designation Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

                  (h) Each Lender (other than a Designated Bidder) may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the A Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such A Note or Notes for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation. If the Administrative Agent or such Lender shall request the written consent of such participant to any of the actions set forth in this paragraph (h), and shall not receive either the consent thereto or denial thereof in writing within five Business Days of making such request, such participant shall be deemed to have given its consent.

                  (i) Any Lender may, in connection with any assignment, designation or participation or proposed assignment, designation or participation pursuant to this Section 8.07, disclose to the assignee, designee or participant or proposed assignee, designee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee, designee or participant or proposed assignee, designee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender by executing and delivering to the Administrative Agent in the case of an assignment or designation, and to such Lender in the case of a participation, a letter in substantially the form of Exhibit E hereto.

                  (j) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  SECTION 8.08. Acknowledgements. Each of the Borrower and the Interim Guarantor hereby acknowledges that: (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and, in the case of the Borrower, the other Loan Documents; (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrower or the Interim Guarantor arising out of or in connection with this Agreement or, in the case of the Borrower, any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on the one hand, and the Borrower or the Interim Guarantor, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and (c) no joint venture is created hereby or, in the case of the Borrower, by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders or among the Borrower, the Interim Guarantor and the Administrative Agent.

                  SECTION 8.09. Consent to Jurisdiction. (a) The Borrower and, prior to the Interim Guaranty Release Date, the Interim Guarantor each hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof in any action or proceeding arising out of or relating to this Agreement, and the Borrower and, prior to the Interim Guaranty Release Date, the Interim Guarantor each hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or in such Federal court. The Borrower and, prior to the Interim Guaranty Release Date, the Interim Guarantor each hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. The Borrower and, prior to the Interim Guaranty Release Date, the Interim Guarantor each hereby irrevocably appoints CT Corporation System (the "Process Agent"), with an office on the date hereof at 1633 Broadway, New York, New York 10019, as its agent to receive on behalf of the Borrower and, prior to the Interim Guaranty Release Date, the Interim Guarantor and their respective property, service of copies of the summons and complaint, and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Borrower or, prior to the Interim Guaranty Release Date, the Interim Guarantor in care of the Process Agent at the Process Agent's above address with a copy to the Borrower or, prior to the Interim Guaranty Release Date, the Interim Guarantor at its address referred to in Section 8.02, and the Borrower and, prior to the Interim Guaranty Release Date, the Interim Guarantor each hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Borrower and, prior to the Interim Guaranty Release Date, the Interim Guarantor each also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower or, prior to the Interim Guaranty Release Date, the Interim Guarantor at its address specified in Section 8.02. The Borrower and, prior to the Interim Guaranty Release Date, the Interim Guarantor each agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Nothing in this Section 8.09 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Borrower or, prior to the Interim Guaranty Release Date, the Interim Guarantor or their respective property in the courts of any other jurisdictions including the Federal and State courts sitting in the State of Illinois or the State of New Jersey, respectively.

                  SECTION 8.10. GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH,
THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 8.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart.

                  SECTION 8.12. Waiver of Jury Trial. Each of the Borrower, the Interim Guarantor, the Administrative Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, the Notes or the actions of the Administrative Agent, the Arranger or any Lender in the negotiation, administration, performance or enforcement thereof.

                  SECTION 8.13. Certain Actions. No action taken by the Interim Guarantor or the Borrower in connection with the Spin-off or any transaction contemplated by the Form 10, the Distribution Agreement or any Ancillary Agreement (as defined in the Distribution Agreement) and no action taken by the Interim Guarantor with respect to the merger of the Interim Guarantor with a wholly-owned subsidiary of the Interim Guarantor for the sole purpose of changing the Interim Guarantor's name to "Bestfoods" shall be deemed to violate any of the representations, warranties, covenants or other provisions contained in this Agreement, including, without limitation, the provisions of Article IV,
Article V, and Article VI hereof.


                                   ARTICLE IX

                                INTERIM GUARANTY

                  SECTION 9.01. Interim Guaranty. (a) In consideration of Advances made to the Borrower prior to the Interim Guaranty Release Date, the Interim Guarantor, as a guarantor and not as principal debtor, hereby guarantees to the Administrative Agent and each Lender the punctual repayment when due (subject to the last sentence of this clause (a)) of all Obligations owed by the Borrower under this Agreement and under the Notes (the "Borrower's Obligations") until the Interim Guaranty Release Date less any prior payments made by the Borrower or the Interim Guarantor on the Borrower's Obligations prior to the Interim Guaranty Release Date. In no event will the liability of the Interim Guarantor exceed the aggregate amount of the Borrower's Obligations, together with any and all expenses incurred by the Administrative Agent and the Lenders in enforcing their rights under this Agreement. Subject to the limitations above, the Interim Guarantor agrees that if the Borrower does not pay the Borrower's Obligations under this Agreement or under the Notes when due, Interim Guarantor shall, within five Business Days after demand by and receipt of written notice from the Administrative Agent as set forth in clause (h) of this
Section 9.01 below, pay the same to the Administrative Agent for the benefit of the Lenders.

                  (b) Any and all payments by the Interim Guarantor prior to the Interim Guaranty Release Date hereunder shall be made in accordance with the provisions of Section 2.14.

                  (c) In the event that the Interim Guarantor is called upon to make a payment of any Borrower's Obligation under this Section 9.01 pursuant to the last sentence of clause (a) above, the Interim Guarantor will make such payment to the Administrative Agent for the benefit of the Lenders in United States dollars at the Administrative Agent's Account.

                  (d) Subject to the provisions of the last sentence of clause
(a) above, the Interim Guarantor guarantees that the Borrower's Obligations will be paid to the Administrative Agent for the benefit of the Lenders in accordance with the terms of this Agreement or any Loan Document, express or implied, with the Borrower, regardless of any law, regulation or order of any jurisdiction affecting any term of any Borrower's Obligation or the Lender's rights with respect thereto (including, without limitation, any sovereign act or circumstance which might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower). Subject to the provisions of the last sentence of clause (a) above, the obligations of the Interim Guarantor under this Section 9.01 are independent of the Borrower's Obligations, and, prior to the Interim Guaranty Release Date, a separate action or actions may be brought and prosecuted against the Interim Guarantor to enforce this Section 9.01, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions.

                  (e) Subject to the provisions of the last sentence of clause
(a) above, the Interim Guarantor hereby waives promptness, diligence, notice of acceptance, presentment, demand, protest and notice of dishonor with respect to any Borrower's Obligation and this Section 9.01 and any requirement that the Administrative Agent or any of the Lenders exhaust any right or take any action against the Borrower, other than the requirement that the relevant party first demands payment (pursuant to notice as permitted by the terms of this Agreement) by the Borrower under the terms of this Agreement. The guaranty under this
Section 9.01 shall, prior to the Interim Guaranty Release Date, continue to be effective, or reinstated, as the case may be, if at any time prior to the Interim Guaranty Release Date any payment of any Borrower's Obligation is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

                  (f) The Interim Guarantor's liability under this Section 9.01 shall until the Interim Release Guaranty Date be unconditional irrespective of
(i) any amendment or waiver or consent to departure from the terms of any Borrower's Obligation including any extension of the time or change in the manner or place of payment only if agreed in writing by the Borrower or the Interim Guarantor, and (ii) any other circumstance which might otherwise constitute a defense available to, or discharge of, the Borrower, provided, however, that the relevant party first demands payment by the Borrower in accordance with the last sentence of clause (a) above.

                  (g) Upon payment to the Administrative Agent for the benefit of the Lenders in full in cash of all the Borrower's Obligations under the Loan Documents pursuant to the terms of this Section 9.01, Interim Guarantor shall be subrogated to any and all rights the

Administrative Agent or any Lender may have against Borrower in connection with such Borrower's Obligations, and the Administrative Agent and each Lender shall execute all documents reasonably requested by the Interim Guarantor to evidence or confirm such subrogation. Prior to the Interim Guaranty Release Date the guaranty under this Section 9.01 shall continue to be effective or be reinstated, as the case may be, if at any time any payment in respect of any Borrower's Obligation made by the Borrower is rescinded or must otherwise be returned by the Administrative Agent or any of the Lenders prior to the Interim Guaranty Release Date upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

                  (h) All notices to the Interim Guarantor required hereunder shall be sent to it at the address specified in Section 8.02 in the manner specified therein.

                  (i) All obligations, covenants, agreements and amendments of the Interim Guarantor hereunder shall terminate at the Interim Guaranty Release Date and, at such time the Interim Guarantor shall have no further obligations hereunder (except as set forth in Section 2.14(h)), and under no circumstances shall the obligations of the Interim Guarantor under this Agreement be reinstated after the Interim Guaranty Release Date.

                  (j) Each of the Lenders acknowledges that this interim guarantee is provided solely on an interim basis and for the sole purpose of enabling the Borrower to borrow hereunder prior to the Spin-off. By execution of this Agreement or the acceptance of an assignment or participation as contemplated by Section 8.07 of this Agreement, each Lender hereby acknowledges and agrees that the Obligations of the Interim Guarantor are limited as set forth in this Section 9.01.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         CORN PRODUCTS INTERNATIONAL, INC., as
                                         Borrower

                                         By__________________________
                                           Title:



                                           By__________________________
                                             Title:

                                           CITIBANK, N.A.,
                                           as Administrative Agent



                                           By__________________________
                                             Title:





                                           THE FIRST NATIONAL BANK OF CHICAGO,
                                           as Documentation Agent


                                           By__________________________
                                             Title:





                                           THE CHASE MANHATTAN BANK,
                                           as Co-Agent


                                           By__________________________
                                             Title:

COMMITMENTS                                  BANKS


$75,000,000                                  CITIBANK, N.A.

                                             By____________________________
                                                  Title:



$75,000,000                                  THE FIRST NATIONAL BANK OF CHICAGO

                                             By___________________________
                                                  Title:



$50,000,000                                  THE CHASE MANHATTAN BANK

                                             By___________________________
                                                  Title:



$25,000,000                                  THE BANK OF NEW YORK

                                             By___________________________
                                                  Title:



$25,000,000                                  CREDIT AGRICOLE INDOSUEZ

                                             By___________________________
                                                  Title:


                                             By___________________________
                                                  Title:

COMMITMENTS                                   BANKS

$25,000,000                                   FIRST UNION NATIONAL BANK

                                              By___________________________
                                                   Title:



$25,000,000                                   THE NORTHERN TRUST COMPANY

                                              By___________________________
                                                   Title:



$25,000,000                                   SUNTRUST BANK, ATLANTA

                                              By___________________________
                                                   Title:



$15,000,000                                   THE FUJI BANK, LIMITED

                                              By___________________________
                                                   Title:





$340,000,000                                  Total of the Commitments

                                              CPC INTERNATIONAL, INC.,
                                              as Interim Guarantor


                                              By__________________________
                                                   Title:



                                                   By__________________________
                                                   Title: